Execution Copy

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated December 22, 1998, is entered into by and among GALILEO CORPORATION, a Delaware corporation (the "Company"), ANDLINGER CAPITAL XIII LLC, a Connecticut limited liability company ("Investor"), JOHN F. BLAIS, JR. ("Blais") and W. KIP SPEYER ("Speyer"). Investor, Blais and Speyer are sometimes referred to hereinafter individually as a "Stockholder" and collectively as the "Stockholders."

                                   Background

          The Company and Investor are entering into a Securities Purchase Agreement and the Company and the Stockholders are entering into a Stockholders' Agreement, each dated the date hereof. In connection with the entry into those agreements, and as an inducement to the Stockholders to enter into such agreements, the Company is granting the registration rights provided in this Agreement.

                                      Terms

          In  consideration  of  the  mutual  covenants   contained  herein  and
intending to be legally bound hereby, the parties hereto agree as follows:

          1. Definitions

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Affiliate" has the meaning set forth in Rule 12b-2 of the Rules promulgated under the Securities Exchange Act of 1934, as amended.

          "Common Stock" means the common stock, par value $.01 per share, of the Company.

          "Permitted Transferee" shall have the meaning given such term in the Stockholders' Agreement for so long as that agreement is in effect and, when such agreement is no longer in effect, any permitted transferee.

          "Person" means a natural person, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Registrable Securities" shall mean any Common Stock issued to and or owned by Investor or any of its Affiliates, by Blais or Speyer, or by the Permitted Transferees of any of the foregoing, and any Common Stock which may be issued or distributed in respect of such Common Stock by way of conversion, stock dividend or stock split, or other distribution, recapitalization, or reclassification. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 or 144A (or any successor provisions) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities shall have ceased to be outstanding.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Stockholders' Agreement" means the Stockholders' Agreement dated the date hereof among the Company, Investor, Blais and Speyer.

          "Stock Purchase Agreement" means the Securities Purchase Agreement dated the date hereof between the Company and Investor.

          "underwritten   registration  or   "underwritten   offering"  means  a
registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          2. Demand Registrations

          (a) Upon the written request of (i) Investor, (ii) Stockholders holding shares of Common Stock representing at least 50% of the outstanding shares of Common Stock held by the Stockholders (the "Majority Stockholders") or
(iii) Blais or Speyer so long as such request of Blais or Speyer is made after December 31, 2001 (any of the foregoing, a "Requesting Stockholder"), requesting that the Company effect the registration under the Securities Act of all or part of the particular Requesting Stockholder's Registrable Securities and specifying the intended method of disposition thereof, the Company will, as expeditiously as possible, use its best efforts to effect the registration under the
Securities Act of (i) the Registrable Securities which the Company has been so requested to register by the Requesting Stockholder so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company may delay the filing of the registration statement for up to a single 90-day period if the Board determines that such filing should not be made due to a valid need not to disclose confidential information or because it would materially interfere with any material financing, acquisition, corporate reorganization, or merger involving the Company. So long as the Company does not breach any of its obligations in respect of the demand registration (other than a breach which would not adversely affect the Requesting Stockholder's rights) with respect to each holder, the Company shall only be required to comply with three (3) requests by Investor and/or the Majority Stockholders and one (1) request by each of Blais and Speyer for demand registration. The Company shall give written notice to all Stockholders other than the Requesting Stockholder of its intention to file a registration statement pursuant to this paragraph at least 30 days prior to the filing thereof, and if requested in writing by such other Stockholders within 30 days after receipt of such notice, the Company will include in such registration statement any shares of Common Stock held by the other Stockholders. All of the Stockholders whose shares of Common Stock will be included in a registration statement (whether a Requesting Stockholder or other Stockholder electing to participate) pursuant to any "demand" or "piggyback" registration under this Agreement are referred to herein as the "Participating Stockholders."

          (b) A registration requested pursuant to Section 2(a) will not be deemed to have been effected unless it has become effective; provided, that if, within 135 days after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court prior to the sale of all the Registrable Securities registered thereunder, such registration will be deemed not to have been effected. Notwithstanding the preceding sentence, if any such stop order is rescinded, the effective period shall continue upon such rescission and be extended by the number of days by which such stop order delayed the filing.

          (c) Each requested registration shall involve either a firm or best efforts underwritten public offering. The Requesting Stockholder causing the registration statement shall have the right to select an underwriter or underwriters of nationally recognized standing satisfactory to the Company to administer the offering.

          (d) If the managing underwriter in a requested registration advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number (the "Maximum Amount") which can be sold in such offering so as to be likely to have an adverse effect on such offering as contemplated by the Requesting Stockholder (including the price at which the Requesting Stockholder proposes to sell such securities), the registration statement shall only include shares of the Requesting Stockholder and, to the extent such shares are less than the Maximum Amount, shares of the other Participating Stockholders in amounts to be allocated among them based on the relative number of Registrable Securities then held by them. In the event that the number of Registrable Securities requested to be included in such registration exceeds the Maximum Amount, the Requesting Stockholder may elect to withdraw the registration request and such registration statement shall not be deemed to have been effected.

          (e) The Company shall not at any time grant any other person rights to register securities of the Company on terms which could restrict in any way the ability of the Company fully to perform its obligations to the holders pursuant to this Section.

          3. Piggyback Registrations.

          (a) If the Company at any time after the date hereof proposes to register its Common Stock under the Securities Act (other than a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will each such time give written notice to all Stockholders of its intention to do so at least 30 days prior to the date of filing the proposed registration statement and of such Stockholder's rights hereunder. Upon the written request of a Stockholder made within 25 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register. If a registration requested involves an underwritten public offering, a Participating Stockholder may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The Company may terminate its efforts to register such securities, including the Registrable Securities, at any time without liability to any Participating Stockholder.

          (b) If a registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the amount of securities requested to be included in such registration by all selling holders exceeds the amount which can be sold in such offering, so as to be likely to have an adverse effect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration (i) first, 100% of either (A) the Common Stock the Company proposes to sell on a primary basis or (B) the Common Stock a holder proposes to sell upon exercise of "demand" registration rights pursuant to Section 2, (ii) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the amount of Registrable Securities which the holders have requested to be included in such registration, such amount to be allocated pro rata among holders exercising "piggyback" registration rights on the basis of the relative number of shares of securities then held by each such holder (provided, that any securities thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders in like manner).

          4. Registration Expenses.

          The Company shall be responsible for any and all expenses incident to performance of or compliance with the registration rights set forth in this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications), (iii) all printing, messenger, and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the securities on any securities exchange or The Nasdaq Stock Market, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel selected by the Participating Stockholders to represent them in connection with each such registration, and
(vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

          5. Registration Procedures.

          If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will as expeditiously as possible:

          (a) prepare and, in any event within 60 days after the end of the period within which all other requests for registration may be given to the Company, file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 135 days and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement to represent all holders of Registrable Securities covered by such registration statement, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

          (c) furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

          (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions where such registration or qualification is required and which seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign Company in any jurisdiction where, but for the requirements of this clause (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (f) immediately notify the Participating Stockholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (b), of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of a Participating Stockholder, prepare and furnish to such Participating Stockholder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. If the Board determines that such amended or supplemental prospectus should not be prepared and filed due to a valid need not to disclose confidential information or because either would materially interfere with any material financing, acquisition, corporate reorganization, or merger involving the Company, then the Company shall have the right, upon giving the notice under this Section 5(f), to postpone such requirement to deliver an amended or supplemental prospectus for a single 60-day period, provided, that, (i) the period during which the Company is obligated to keep the registration statement effective under Section 5(b) shall be extended by the duration of such postponement and (ii) the Company states in such notice that it is postponing its delivery of such amended or supplemental prospectus pursuant to this sentence;

          (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

          (h) use its best efforts to list such Registrable Securities on any securities exchange (including without limitation the Nasdaq National Market) on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

          (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions customarily taken by registrants as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (j) use commercially reasonable efforts to obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request; and

          (k) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant, or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents, and properties of the Company, and cause all of the Company's officers, directors, and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement.

          As a condition to the Company's obligation under this Section 5 to cause a registration statement or an amendment to be filed, or Common Stock to be included in the registration statement, each Participating Stockholder shall provide such information and execute such documents (including any agreement or undertaking relating to expenses, indemnification or other matters to the extent consistent with the provisions of this Agreement) as may reasonably be required by the Company in connection with such registration. In addition, Participating Stockholders shall provide counsel for the Company with such documents and information as may be reasonably requested by counsel for the Company.

          6. Indemnification.

          (a) In the event of any registration of any securities of the Company under the Securities Act, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, all Participating Stockholders, each of their affiliates, and their respective directors and officers, general and limited partners or members (and the directors, officers, affiliates, and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages, or liabilities, joint or several, and expenses to which such seller, any such director or officer, general or limited partner, or member or affiliate or any such underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings in respect thereof, whether commenced or threatened, and whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final, or summary prospectus contained therein or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final, or summary prospectus in reliance upon and in conformity with written information with respect to a Participating Stockholder furnished to the Company by such Participating Stockholder for use in the preparation thereof, or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to such prospectus which amendment or supplement is delivered to such Participating Stockholder in a timely manner and such Participating Stockholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such damages. The indemnity agreements shall not apply to amounts paid in settlement of claims if such settlement is effectuated without the consent of the Company (which shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Indemnified Party and shall survive the transfer of such securities by such seller.

          (b) In the event of any registration of any securities of the Company under the Securities Act, each prospective seller thereunder will, and it hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final, or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action arising pursuant to a registration if such settlement is effected without the consent of such seller (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by such seller.

          (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          7. Hold-Back Agreements

          In connection with each public offering, each Stockholder and the Company shall agree not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within seven days before or 90 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration; provided that a Stockholder shall be so limited only if notice of the effective date of such registration statement has been given to such Stockholder. The Company hereby also agrees to use its best efforts to cause as the managing underwriters may require each other holder ("Non-Public Holders") of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree. The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of Registrable Securities (except as part of such underwritten registration) during such period unless it has provided 45 days prior written notice of such sale or distribution to the managing underwriter or underwriter.

          8. Miscellaneous

          (a) Amendment and Modification. This Agreement may be amended only in a writing executed by all the parties hereto. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          (b) Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. This Agreement, together with the Stock Purchase Agreement, Stockholders' Agreement and the ancillary agreements and instruments entered into in connection herewith and therewith, sets forth the entire agreement and understandings among the parties as to the subject matter hereof and thereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

          (c) Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by cable, telegram, facsimile transmission with confirmation of receipt, or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          If to the Company, to:

                               Galileo Corporation
                               Galileo Park
                               P.O. Box 550
                               Sturbridge, MA 01566-0550
                               Attention:  President
                               Fax: 508-347-2270

                               with a copy to:

                               Palmer & Dodge LLP
                               One Beacon Street
                               Boston, MA 02108
                               Attention: David R. Pokross, Jr., Esq.
                               Fax: 617-227-4420

                               if to Investor, to:

                               Andlinger Capital XIII LLC
                               c/o Andlinger & Company, Inc.
                               303 South Broadway, Suite 229
                               Tarrytown, NY 10591
                               Attention: Stephen A. Magida
                               Fax: 914-332-4977

                               with a required copy to:

                               Dechert Price & Rhoads
                               30 Rockefeller Plaza
                               New York, NY 10112
                               Attention:  Paul Gluck, Esq.
                               Fax:  212-698-3599

                               If to Blais, to:

                               John F. Blais, Jr.
                               Optical Filter Corporation
                               Two Mercer Road
                               Natick, MA 01760
                               Fax:  508-613-0729

                               If to Speyer, to:

                               W. Kip Speyer
                               Leisegang Medical, Inc.
                               6401 Congress Avenue
                               Boca Raton, FL 33487
                               Fax:  561-997-1645


          or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          (e) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of laws.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

          (g) Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          (h) Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          (i) Effectiveness; Termination. This Agreement shall be effective upon the consummation of the transactions contemplated by the Stock Purchase Agreement and, unless sooner terminated, shall terminate ten years after the date of this Agreement and any additional period permitted by law, provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive the termination of this Agreement.

          (j) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          (k) Party No Longer Owning Registrable Securities. If a party hereto ceases to own any Registrable Securities, such party will no longer be deemed to be a Stockholder for purposes of this Agreement; provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive any such cessation of ownership.

          (l) Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          (m) No Effect on Employment. Nothing herein contained shall confer on any Stockholder the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.


                                            GALILEO CORPORATION


                                            By: /s/ W. Kip Speyer
                                                -----------------
                                                 Name: W. Kip Speyer
                                                 Title: President


                                            ANDLINGER CAPITAL XIII LLC


                                            By: /s/ Stephen A. Magida
                                                ---------------------
                                                Stephen A. Magida
                                                Title: Manager



                                            /s/ John F. Blais, Jr.
                                            ----------------------
                                            John F. Blais, Jr.



                                            /s/ W. Kip Speyer
                                            -----------------
                                            W. Kip Speyer